UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2009

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Stewart Avenue, Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

(516) 228-6700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2009, Volt Information Sciences, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) among the Company, certain subsidiaries of the Company as guarantors, the financial institutions party thereto as lenders, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. Pursuant to the Amendment, the Credit Agreement dated as of February 28, 2008 (the “Credit Agreement”) was amended to, among other things:

•

Amend the definition of EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) to: (a) add back (i) losses on sales of assets outside the ordinary course and (ii) non-recurring restructuring and impairment charges (subject to a cumulative cap of $50.0 million for such charges after April 30, 2009, of which no more than $20.0 million may be cash charges or accruals or reserves for cash payments in any future period); and (b) subtract gains on sales of assets outside the ordinary course.

•	Eliminate the requirement to give pro-forma effect to the financial covenants in the Credit Agreement for certain acquisitions and dispositions that do not exceed $10 million.

•	Increase the applicable rates set forth in the pricing grid for the facility fee and the interest rates payable on loans depending on various degrees of Company consolidated leverage.

•	Eliminate the $25 million limit on alternate currency borrowings.

•	Eliminate the requirement for the Company to deliver a pro forma compliance certificate to the banks for certain acquisitions of $5 million or less.

•

Add Volt Delta Resources, LLC, Volt Delta Resource Holdings, Inc. and LSSi Data Corp. (collectively, the “Volt Delta Group”) as guarantors and generally provide that the Volt Delta Group will be subject to the same limitations applicable to other material subsidiaries of the Company. The Volt Delta Group previously had been treated separately under the Credit Agreement in light of the separate credit facility that had been maintained by the Volt Delta Group. That separate credit facility was repaid in August 2009.

•

Add additional “baskets” for (i) indebtedness of foreign subsidiaries of up to $7.5 million, (ii) liens to secure up to $10 million of indebtedness of foreign subsidiaries, and (iii) unsecured indebtedness of up to $15 million (previously $10 million).

The Amendment resulted in no change to the aggregate amount of borrowing available under the Credit Agreement which remains at $42 million, of which approximately $16.2 million is currently outstanding.

The foregoing description of the provisions of the Amendment is qualified in its entirety by reference to the full and complete copy thereof which is included as Exhibit 4.1(q) to this Current Report on Form 8-K and incorporated herein by this reference. In addition, the original Credit Agreement was attached as Exhibit 4.1(p) to a Form 8-K filed by the Company with the Securities and Exchange Commission on March 5, 2008; such Form 8-K and Exhibit 4.1(p) thereto are also incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the First Amendment to Credit Agreement, dated as of September 11, 2009, set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

4.1(q)	First Amendment to Credit Agreement, dated as of September 11, 2009.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date: September 16, 2009	By:	/s/ Jack Egan
Jack Egan, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

4.1(q)	First Amendment to Credit Agreement, dated as of September 11, 2009.

5